Calculation of Filing Fee Tables
S-3
ESSEX PROPERTY TRUST, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.500% Notes due 2034(1)(2)(3)	457(r)	200,000,000	$ 1.0287	$ 205,740,000.00	0.0001476	$ 30,367.22
Fees to be Paid	2	Debt	Guarantee of 5.500% Notes due 2034(4)	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 205,740,000.00		$ 30,367.22
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 30,367.22
Offering Note
[1]	(1) The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended, or the Act. In accordance with Rules 456(b) and 457(r) under the Act, the registrants initially deferred payment of all of the registration fee for Registration Statement Nos. 333-281244 and 333-281244-01. (2) The 5.500% Notes due 2034 are being issued by Essex Portfolio, L.P. (3) Proposed Maximum Offering Price Per Unit is expressed as a percentage of the principal amount of the securities offered.

[2]	(4) The Guarantee of the 5.500% Notes due 2034 is issued by Essex Property Trust, Inc. No separate consideration will be received for the guarantee. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee being registered hereby.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $205,742,000.00. The prospectus is a final prospectus for the related offering.
(1) The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended, or the Act. In accordance with Rules 456(b) and 457(r) under the Act, the registrants initially deferred payment of all of the registration fee for Registration Statement Nos. 333-281244 and 333-281244-01.